UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2015

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 4505

45 Glover Avenue

Norwalk, Connecticut

06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

As Registrant announced on December 18, 2014, with the planned sale of its Information Technology Outsourcing (“ITO”) business to Atos SE, and having met applicable accounting requirements, Registrant will be reporting its ITO business as a discontinued operation beginning with its fourth quarter 2014 earnings report. Registrant plans to release its fourth quarter 2014 financial results on January 30, 2015. To assist investors in evaluating those financial results, Registrant is furnishing this Current Report on Form 8-K in advance of that release in order to provide revised historical quarterly financial information for 2013 and 2014 (through third quarter 2014) that reflects the presentation of its ITO business as a discontinued operation. This information is unaudited and, although not expected, may be subject to revision. This revised historical quarterly information is attached hereto as Exhibit 99.1 and is also available on Registrant’s website at: www.xerox.com/investor.

Exhibit 99.1 is furnished herewith and shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Registrant’s revised historical quarterly financial information for 2013 and 2014 (through third quarter 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: January 23, 2015

XEROX CORPORATION

By:	/s/ Joseph H. Mancini, Jr.
Joseph H. Mancini, Jr.
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s revised historical quarterly financial information for 2013 and 2014 (through third quarter 2014)